SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

- -----

                            FORM 8-K


                         CURRENT REPORT







             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



        Date of Report (Date of Earliest Event Reported)

                         August 29, 1994



                     VALLEY NATIONAL BANCORP
       (Exact Name of Registrant as Specified in Charter)




                           NEW JERSEY
         (State of Other Jurisdiction of Incorporation)



          0-11179                        22-2477875
(Commission File Number)       (IRS Employer Identification No.)


           1445 Valley Road, Wayne, New Jersey  07470
            (Address of Principal Executive Offices)


                         (201) 305-8800
                 (Registrant's Telephone Number)





Item 5 - Other Events

     On August 26, 1994, Valley National Bancorp ("Valley") entered into a definitive agreement to acquire Rock Financial Corporation ("Rock"). Shareholders of Rock will receive 1.85 shares of Valley Common Stock ("Valley Stock") for each share of Rock Common Stock they own. Rock presently has outstanding 921,153 shares of stock and has granted options for 27,511 shares. In connection with the merger, Valley will issue 1,704,133 shares for Rock's outstanding stock and will convert the options to 50,895 shares of Valley stock.

     The Exchange Ratio may be adjusted by mutual consent of the parties, or Rock shall have the right to terminate the transaction under the following circumstances: (i) if the median closing price of Valley Stock in the first 10 trading days of the 15 trading days immediately preceding consummation of the merger (the "median closing price") falls to $21.00 or less per share; or (ii) if the price of Valley Stock fails to perform as well as the average price of an agreed upon New Jersey bank stock peer group and the median closing price of Valley Stock falls to $23.50 or less per share.

     Valley National Bancorp had approximately $3.5 billion in assets at June 30, 1994. Rock Financial had approximately $190 million in assets at June 30, 1994. Valley has 59 branches and Rock has five branches.

     The merger is subject to the approval of the Comptroller of the Currency and the Federal Reserve Board of Governors and Rock shareholders.

- -                               2-

The foregoing description of the acquisition terms is qualified in its entirety by reference to the Agreement and Plan of Merger, which is filed as an exhibit to this 8-K.

Item 7 - Exhibits:

(a)  Press release, dated August 26, 1994

(b) Agreement and Plan of Merger, dated as of August 26, 1994, among Valley, Valley National Bank, Rock and Rock Bank.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          VALLEY NATIONAL BANCORP

Dated:  August 29, 1994         By: /s/Gerald H. Lipkin
                                  Gerald H. Lipkin, Chairman
                                  and Chief Executive Officer


                              -3-




ITEM 7 - EXHIBIT (a)


FROM:     Georgeson & Company, Inc.            CONTACT:  Ed Belak
               Wall Street Plaza            Senior Vice President
               New York, NY 10005                  (212) 440-9800

FOR:       Valley National Bancorp                    John Harris
               1445 Valley Road             Senior Vice President
               Wayne, NJ 07474-0558                (201) 305-4014

For Immediate Release:  August 26, 1994

        VALLEY NATIONAL BANCORP AND ROCK FINANCIAL CORP.
                SIGN DEFINITIVE MERGER AGREEMENT

     WAYNE, NJ - Gerald H. Lipkin, Chairman and Chief Executive Officer of Valley National Bancorp (NYSE; VLY) and Alan D. Lipsky, President and Chief Executive Officer of Rock Financial Corporation (NASDAQ:RFIN) jointly announced today that they have signed a definitive merger agreement by which Valley will acquire Rock holding company for Rock Bank, a $190 million, five-branch bank headquartered in North Plainfield. The merger previously announced would expand the Valley network into three new counties:
Middlesex, Somerset and Union.

     "We are especially pleased with this acquisition as Rock Bank is a preferred U.S. Small Business Administrative (SBA) lender," said Gerald H. Lipkin. "Preferred SBA lenders can make SBA loans without first receiving SBA approval for the individual loan, thereby speeding the approval process," Lipkin explained.

     "With the approval of Valley to succeed Rock as a preferred
SBA lender, we will be able to expand our lending to small business, which is consistent with our corporate goal and commitment of providing commercial loans to local entrepreneurs,"
Lipkin continued.

     "Working with Rock's management we have been able to identify some very significant cost savings. Those savings can all be accomplished while still retaining all of Rock's officers and employees. It is Valley's intention to attempt to find positions for all of Rock's staff at Valley," said Lipkin.


VALLEY NATIONAL BANCORP AND ROCK FINANCIAL CORP
SIGN DEFINITIVE MERGER AGREEMENT - 2



     Lipkin also noted that, "the merger with Rock Bank is consistent with Valley's strategy of growth within New Jersey through acquisitions of other strong financial institutions." In its most recent merger, completed just a year ago, Valley acquired Peoples Bancorp, a $223 million institution based in Fairfield. That merger added seven branches in Essex County to the Valley network.

     As previously announced, Rock Financial Corporation will be merged into Valley National Bancorp and Rock Bank will be merged into Valley's subsidiary, Valley National Bank. The acquisition of Rock is designed as a tax-free merger in which each of the 921,153 outstanding shares of Rock common stock will be exchanged for 1.85 shares of Valley common stock. On July 5, 1994, Valley and Rock signed a letter of intent to merge. Rock Financial Corporation also granted Valley an option on shares of Rock's authorized but unissued stock.

     The acquisition is conditioned upon necessary bank regulatory approvals, the approval of Rock's shareholders and other customary conditions. The parties endeavor to consummate the merger in December of this year.

     Valley National Bank, the principal subsidiary of Valley
National Bancorp, currently has $3.5 billion in assets and operates 59 branches in Bergen, Essex, Hudson, Morris and Passaic counties.

ITEM 7 - EXHIBIT (b)

                  AGREEMENT AND PLAN OF MERGER


               THIS AGREEMENT AND PLAN OF MERGER, dated as of August 26, 1994 ("Agreement"), is among Valley National Bancorp, a New Jersey corporation and registered bank holding company ("Valley"), Valley National Bank, a national banking association ("VNB"), Rock
Financial Corporation, a New Jersey corporation and registered bank holding company ("Rock") and Rock Bank, a commercial bank chartered under the laws of New Jersey ("Bank").

               Valley desires to acquire Rock and Rock's Board of Directors has determined, based upon the terms and conditions hereinafter set forth, that the acquisition is in the best interests of Rock and its stockholders. The acquisition will be accomplished by merging Rock into Valley with Valley as the surviving corporation and, at the same time, merging the Bank into VNB with VNB as the surviving bank, and Rock shareholders receiving the consideration hereinafter set forth. The Boards of Directors of Rock, Valley, the Bank and VNB have duly adopted and approved this Agreement and the Board of Directors of Rock has directed that it be submitted to its shareholders for approval.

               Rock and Valley entered into a letter of intent, dated July 5, 1994 (the "Letter of Intent") and a Stock Option Agreement, dated July 5, 1994 (the "Valley Stock Option") in contemplation of entering into this Agreement.

               Accordingly, the parties hereto agree as follows:

                            ARTICLE I
                           THE MERGER

               1.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as hereafter defined), Rock shall be merged with and into Valley (the "Merger") in accordance with the New Jersey Business Corporation Act and Valley shall be the surviving corporation (the "Surviving Corporation").
Immediately following the Effective Time, Rock shall be merged with and into VNB as provided in Section 1.7 hereof.
               1.2. Effect of the Merger. At the Effective Time (as hereafter defined), the Surviving Corporation shall be considered the same business and corporate entity as each of Rock and Valley and thereupon and thereafter, all the property, rights, powers and franchises of each of Rock and Valley shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of Rock and Valley and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation.
               1.3. Certificate of Incorporation. The certificate of incorporation of Valley as it exists immediately prior to the Effective Time shall not be amended by the Merger, but shall continue as the certificate of incorporation of the Surviving Corporation until otherwise amended as provided by law.
               1.4. Bylaws. The bylaws of Valley as they exist immediately prior to the Effective Date shall continue as the by-laws of the Surviving Corporation until otherwise amended as provided by law.
               1.5. Directors and Officers. The directors and officers of Valley as of the Effective Time shall continue as the directors and officers of the Surviving Corporation.
               1.6. Effective Time and Closing. The Merger shall become effective (and be consummated) upon the filing of a certificate of merger with the Secretary of State of the State of New Jersey. The term "Effective Time" shall mean the date and time when the Certificate of Merger is so filed. A closing (the
"Closing") shall take place prior to the Effective Time at 10:00 a.m., on the first business month-end date following the receipt of all necessary regulatory and governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of the conditions to the consummation of the Merger specified in Article VI hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing), at Valley's main office or at such other place, time or date as Valley and Rock may mutually agree upon. When all necessary regulatory and governmental approvals and consents have been received and all statutory waiting periods in respect thereto are scheduled to expire on a date certain (or have already expired) and all other conditions to the consummation of the Merger specified in Article
VI hereof (other than the delivery of certificates, opinions and other instruments and documents to be delivered at the Closing) have been met, then the parties shall schedule a date for the Closing (the "Scheduled Closing Date"). Immediately following the Closing, a Certificate of Merger shall be filed with the New Jersey Secretary of State.
               1.7. The Bank Merger. Immediately following the Effective Time, the Bank shall be merged with and into VNB (the
"Bank Merger") in accordance with the provisions of the National
Bank Act and the New Jersey Banking Act of 1948, as amended, and
VNB shall be the surviving bank (the "Surviving Bank"). Upon the consummation of the Bank Merger, the separate existence of the Bank shall cease and the Surviving Bank shall be considered the same business and corporate entity as each of the Bank and VNB and all of the property, rights, powers and franchises of each of the Bank and VNB shall vest in the Surviving Bank and the Surviving Bank shall be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Bank and VNB and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Bank. Upon the consummation of the Bank
Merger, the articles of association and by-laws of VNB shall become the articles of association and by-laws of the Surviving Bank and the officers and directors of VNB shall be the officers and directors of the Surviving Bank with such additions from the officers of the Bank as VNB's Board of Directors shall specify. In connection with the execution of this Agreement, the Bank and VNB shall execute and deliver a separate merger agreement (the "Bank
Merger Agreement") in the form of Appendix A, annexed hereto, for delivery to the OCC (as hereafter defined) and the Commissioner (as hereafter defined) for approval of the Bank Merger.

                           ARTICLE II
                    CONVERSION OF ROCK SHARES

               2.1. Conversion of Rock Shares and Options. Each share of common stock, $3.33 par value, of Rock ("Rock Common Stock"), issued and outstanding immediately prior to the Effective Time, and each validly outstanding option to purchase Rock Common Stock, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted, paid or cancelled as follows:
               (a) Rock Common Stock. Each share of Rock Common Stock shall be converted into and represent the right to receive 1.85
(the "Exchange Ratio") shares of Valley's common stock, no par value ("Valley Common Stock"), subject to adjustments as set forth in this subsection 2.1(a).
                              (i)  The Exchange Ratio and the Average Closing
     Price (as hereafter defined) shall be appropriately adjusted for any stock split, stock dividend, stock combination, reclassification or similar transaction ("Capital Change") effected by Valley with respect to Valley Common Stock between the date hereof and the Effective Date. The parties shall mutually agree upon such adjustment in writing or, if unable to agree, shall arbitrate the dispute, using a mutually agreed upon arbitrator whose decision shall be final and non-
appealable.
                              (ii)  The Exchange Ratio may be adjusted upward by
     mutual written consent of Valley and Rock if Rock shall have the right to terminate this Agreement as specified in Section
     7.1(d) of this Agreement.
                              (iii)  No fractional shares of Valley Common Stock
     will be issued, and in lieu thereof, each holder of Rock
     Common Stock who would otherwise be entitled to a fractional interest will receive an amount in cash determined by multiplying such fractional interest by the Average Closing
     Price (as hereafter defined).
                              (iv)The "Average Closing Price" shall mean the
     average price of Valley Common Stock calculated based upon the closing price during the first 10 of the 15 consecutive trading days immediately preceding the Closing. The Average
     Closing Price shall be determined by (x) first, recording the closing price (the "Daily Price") of Valley Common Stock reported on the New York Stock Exchange and published in The
     Wall Street Journal during the first 10 of the 15 consecutive trading days immediately preceding the Closing; and
     (y) second, computing the average of the Daily Prices in the 10 day period.
              (b) Rock Stock Options. At the Effective Time, each outstanding option to purchase Rock Common Stock (a "Rock Option") granted under the Stock Option Plans of Rock (the "Rock Option
Plans") shall be converted, at the election of the holder of such Rock Option (an "optionee"), as follows:
          (i) into an option to purchase Valley Common Stock, wherein (x) the right to purchase shares of Rock Common Stock pursuant to the Rock Option shall be converted into the right to purchase that same number of shares of Valley Common Stock multiplied by the Exchange Ratio, (y) the option exercise price per share of Valley Common Stock shall be the previous option exercise price per share of the Rock Common Stock divided by the Exchange Ratio and (z) in all other material respects the option shall be subject to the same terms and conditions as governed the Rock Option on which it was based, including the length of time within which the option may be exercised; or
                              (ii) if the Rock Option is fully vested at the
     Closing, into the right to receive immediately after the Effective Time a number of whole shares of Valley Common Stock equal to the excess of (x) the sum determined by multiplying
     (A) the number of shares of Rock Common Stock covered by the Rock Option, times (B) the Exchange Ratio, times (C) the
     Average Closing Price, less (y) the aggregate exercise price for the Rock Option. No fractional shares of Valley Common
     Stock shall be issued pursuant to this Section 2.1(b)(ii), and in lieu thereof, each optionee who would otherwise be entitled to a fractional interest will receive an amount in cash determined by multiplying such fractional interest by the Average Closing Price.
               2.2.  Exchange of Shares.
               (a)  Rock and Valley hereby appoint Valley National Bank,
Trust Department (the "Exchange Agent") as the Exchange Agent for purposes of effecting the conversion of Rock Common Stock and the Rock Option. As soon as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record (a "Record
Holder") of a certificate or certificates which, immediately prior to the Effective Time represented outstanding shares of Rock Common
Stock (the "Certificates"), a mutually agreed upon letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent), and instructions for use in effecting the surrender of the Certificates in exchange for Valley Common Stock (and cash in lieu of fractional shares) as provided in Section 2.1. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the Record
Holder shall be entitled to promptly receive in exchange for such Certificate the consideration as provided in Section 2.1 hereof and the Certificates so surrendered shall be cancelled. The Exchange
Agent shall not be obligated to deliver or cause to be delivered to any Record Holder the consideration to which such Record Holder would otherwise be entitled until such Record Holder surrenders the Certificate for exchange or, in default thereof, an appropriate
Affidavit of Loss and Indemnity Agreement and/or a bond as may be reasonably required in each case by Valley. Notwithstanding the time of surrender of the Certificates, Record Holders shall be deemed shareholders of Valley for all purposes from the Effective
Time, except that Valley shall withhold the payment of dividends from any Record Holder until such Record Holder effects the exchange of Certificates for Valley Common Stock. (Such Record
Holder shall receive such withheld dividends, without interest, upon effecting the share exchange.) With respect to each outstanding Rock Option the Exchange Agent shall, 30 days prior to Closing, distribute option election forms to each optionee and, upon receipt from the optionee of a properly completed option election, shall after the Effective Time distribute to the optionee
Valley Common Stock or an amendment to the option grant evidencing the conversion of the grant to an option to purchase Valley Common
Stock in accordance with Section 2.1 hereof.
               (b) After the Effective Time, there shall be no transfers on the stock transfer books of Rock of the shares of Rock
Common Stock which were outstanding immediately prior to the Effective Time and, if any Certificates representing such shares are presented for transfer, they shall be cancelled and exchanged for the Merger consideration.
               (c)  If payment of the consideration pursuant to Section
2.1 hereof is to be made in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such payment shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the payment to a person other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.
               2.3. No Dissenters' Rights. Consistent with the provisions of the New Jersey Business Corporation Act, no Record
Holder shall have the right to dissent.
               2.4. Valley Shares. The shares of Valley Common Stock outstanding at the Effective Time shall not be affected by the Merger, but along with the additional shares of Valley Common Stock to be issued as provided in Section 2.1 hereof, shall become the outstanding common stock of the Surviving Corporation.

                           ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF ROCK

               References herein to "Rock Disclosure Schedule" shall mean all of the disclosure schedules required by this Article III, dated as of the date hereof and referenced to the specific sections and subsections of Article III of this Agreement, which have been delivered on the date hereof by Rock to Valley. Rock hereby represents and warrants to Valley as follows:
               3.1.  Corporate Organization.
               (a) Rock is a corporation duly organized, validly existing and in good standing under the laws of the State of New
Jersey. Rock has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Rock on a consolidated basis. Rock is registered as a bank holding company under the Bank Holding Company
Act of 1956, as amended ("BHCA").
               (b) Each of the Subsidiaries of Rock are listed in the Rock Disclosure Schedule. The term "Subsidiary", when used in this Agreement with respect to Rock, means any corporation, joint venture, association, partnership, trust or other entity in which Rock has, directly or indirectly at least a 50% interest or acts as a general partner. Each Subsidiary of Rock is duly organized, validly existing and in good standing under the laws of its state of incorporation. The Bank is a New Jersey banking corporation whose deposits are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") to the fullest extent permitted by law. Each Subsidiary of Rock has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Rock and its Subsidiaries. The Rock Disclosure Schedule sets forth true and complete copies of the Certificate of Incorporation and Bylaws of Rock and each Rock Subsidiary as in effect on the date hereof.
Except as set forth in the Disclosure Schedule, Rock does not own or control, directly or indirectly, any equity interest in any corporation, company, association, partnership, joint venture or other entity and owns no real estate, except real estate used for its banking premises.
               3.2. Capitalization. The authorized capital stock of Rock consists of 2,500,000 shares of Rock Common Stock and 250,000 shares of preferred stock ("Rock Preferred Stock"). As of August
22, 1994, there were 921,153 shares of Rock Common Stock issued and outstanding and 8,693 shares issued and held in the treasury.
There are no shares of Rock Preferred Stock issued or outstanding.
As of August 22, 1994, there were 27,511 shares of Rock Common
Stock issuable upon exercise of outstanding Rock Options granted to officers and employees of the Bank pursuant to the Rock Option
Plan. The Rock Disclosure Schedule sets forth true and complete copies of the Rock Option Plans and of each outstanding Rock
Option. All issued and outstanding shares of Rock Common Stock, and all issued and outstanding shares of capital stock of each Rock Subsidiary, have been duly authorized and validly issued, are fully paid, and nonassessable. The authorized capital stock of the Bank consists of 131,957 shares of common stock, $10.00 par value. All of the outstanding shares of capital stock of each Rock Subsidiary are owned by Rock and are free and clear of any liens, encumbrances, charges, restrictions or rights of third parties.
Except for the Rock Options and the Valley Stock Option, neither
Rock nor any Rock Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the transfer, purchase or issuance of any shares of capital stock of Rock or any Rock Subsidiary or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares.
               3.3.  Authority; No Violation.
               (a) Subject to the approval of this Agreement and the transactions contemplated hereby by the stockholders of Rock, and subject to the parties obtaining all necessary regulatory approvals, Rock and the Bank have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Boards of Directors of Rock and the Bank in accordance with their respective Certificates of Incorporation and applicable laws and regulations. The execution and delivery of the Bank Merger Agreement has been duly and validly approved by the Board of Directors of the Bank in accordance with the Certificate of Incorporation of the Bank and applicable laws and regulations. Except for the approvals described in paragraph
(b) below, no other corporate proceedings on the part of Rock or the Bank are necessary to consummate the transactions contemplated hereby (except for the approval by Rock of the Bank Merger
Agreement). This Agreement has been duly and validly executed and delivered by Rock and the Bank, and constitutes valid and binding obligations of Rock and the Bank, enforceable against Rock and the Bank in accordance with its terms.
               (b) Neither the execution and delivery of this Agreement by Rock and the Bank, nor the consummation by Rock and the Bank of the transactions contemplated hereby in accordance with the terms hereof, or compliance by Rock and the Bank with any of the terms or provisions hereof, will (i) violate any provision of Rock's or the Bank's Certificate of Incorporation or other governing instrument or Bylaws, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Rock or the Bank or any of their respective properties or assets, or (iii) except as set forth in the Rock Disclosure Schedule, violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of Rock or the Bank under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Rock or the Bank is a party, or by which either or both of them or any of their respective properties or assets may be bound or affected except, with respect to (ii) and (iii) above, such as individually and in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Rock and its Subsidiaries on a consolidated basis, and which will not prevent or delay the consummation of the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the Comptroller of the Currency ("OCC"), the Commissioner of Banking of the State of New Jersey (the "Commissioner"), the Board of
Governors of the Federal Reserve System ("FRB"), the Securities and Exchange Commission ("SEC"), the Secretary of State of the State of
New Jersey, and the stockholders of Rock, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of Rock or the Bank in connection with (x) the execution and delivery by Rock and the Bank of this Agreement and (y) the consummation by Rock and the Bank of transactions contemplated hereby and (z) the execution and delivery by the Bank of the Bank Merger Agreement and the consummation by the Bank of the transactions contemplated thereby.
               3.4.  Financial Statements.
               (a) The Rock Disclosure Schedule sets forth copies of the consolidated statements of condition of Rock as of December 31, 1991, 1992 and 1993, and the related consolidated statements of income, stockholders' equity and cash flows for the periods ended December 31 in each of the three years 1991 through 1993, in each case accompanied by the audit report of KPMG Peat Marwick, independent public accountants with respect to Rock, and the unaudited consolidated statements of condition and related consolidated statements of income, stockholders' equity and cash flows of Rock for the periods ended March 31, 1994 and June 30, 1994, as filed with the SEC on Form 10-Q (collectively, the "Rock Financial Statements"). The Rock Financial Statements (including the related notes) have been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, and fairly present the consolidated financial condition of Rock and its Subsidiaries as of the respective dates set forth therein, and the related consolidated statements of income, stockholders' equity and cash flows fairly present the results of the consolidated operations, stockholders' equity and cash flows of Rock and its Subsidiaries for the respective periods set forth therein.
               (b) The books and records of Rock and its Subsidiaries have been and are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.
               (c) Except as and to the extent reflected, disclosed or reserved against in the Rock Financial Statements (including the notes thereto), as of June 30, 1994 neither Rock nor any of its Subsidiaries had any liabilities, whether absolute, accrued, contingent or otherwise material to the business, operations, assets or financial condition of Rock or any of its Subsidiaries.
Since June 30, 1994 and to the date hereof, neither Rock nor any of its Subsidiaries have incurred any liabilities except in the ordinary course of business and consistent with prudent banking practice, except as specifically contemplated by this Agreement.
               3.5. Broker's and Other Fees. Neither Rock nor any of its Subsidiaries nor any of their respective directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this Agreement. There are no fees (other than time charges billed at usual and customary rates) payable to any consultants, including lawyers and accountants, in connection with this transaction or which would be triggered by consummation of this transaction or the termination of the services of such consultants by Rock or any of its Subsidiaries other than
(a) fees which will be payable by Rock to Ryan Beck & Co., Inc.
("Ryan Beck") for its fairness opinion and (b) fees previously paid by Rock to Capital Consultants of Princeton, Inc. ("CCPI") for services performed prior to the date hereof. Copies of the agreements with Ryan Beck and CCPI are set forth in the Rock
Disclosure Schedule.
              3.6.  Absence of Certain Changes or Events.
               (a) There has not been any material adverse change in the business, operations, assets or financial condition of Rock and its Subsidiaries on a consolidated basis since June 30, 1994 and to the best of Rock's knowledge, no facts or conditions exist which Rock believes will cause or is likely to cause such a material adverse change in the future.
               (b) Except as set forth in the Rock Disclosure Schedule, neither Rock nor any of its Subsidiaries has taken or permitted any of the actions set forth in Section 5.2 hereof between June 30, 1994 and the date hereof and Rock and the Rock Subsidiaries have conducted their business only in the ordinary course, consistent with past practice.
               3.7. Legal Proceedings. Except as disclosed in the Rock Disclosure Schedule, neither Rock nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of Rock's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against Rock or any of its Subsidiaries. Except as disclosed in the Rock Disclosure Schedule, neither Rock nor any of its Subsidiaries is a party to any order, judgment or decree entered against Rock or any Rock Subsidiary in any lawsuit or proceeding.
               3.8.  Taxes and Tax Returns.
               (a) Rock and each Rock Subsidiary have duly filed (and until the Effective Time will so file) all returns, declarations, reports, information returns and statements ("Returns") required to be filed by them in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and each has duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith (and disclosed to Valley in writing). Rock and each Rock Subsidiary have established (and until the Effective Time will establish) on their books and records reserves that are adequate for the payment of all federal, state and local taxes not yet due and payable, but are incurred in respect of Rock or any Rock Subsidiary through such date. Except as set forth in the Rock Disclosure Schedule, the federal income tax returns of Rock and its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") (or are closed to examination due to the expiration of the applicable statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. Except as set forth in the Rock Disclosure Schedule, the applicable state income tax returns of Rock and its Subsidiaries have been examined by the applicable authorities (or are closed to examination due to the expiration of the statute of limitations) and no deficiencies were asserted as a result of such examinations which have not been resolved and paid in full. To the best knowledge of Rock, there are no audits or other administrative or court proceedings presently pending nor any other disputes pending, or claims asserted for, taxes or assessments upon Rock or any of its Subsidiaries, nor has Rock or any of its Subsidiaries given any currently outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any taxes or tax Returns.
               (b) Except as set forth in the Rock Disclosure Schedule, neither Rock nor any of its Subsidiaries (i) has requested any extension of time within which to file any tax Return which Return has not since been filed, (ii) is a party to any agreement providing for the allocation or sharing of taxes, (iii) is required to include in income any adjustment pursuant to Section 481(a) of the Internal Revenue Code of 1986, as amended (the "Code"), by reason of a voluntary change in accounting method initiated by Rock or any Rock Subsidiary (nor does Rock have any knowledge that the IRS has proposed any such adjustment or change of accounting method) or (iv) has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply.
               3.9.  Employee Benefit Plans.
               (a) Except as disclosed in the Rock Disclosure Schedule, neither Rock nor any of its Subsidiaries maintains or contributes to any "employee pension benefit plan", within the meaning of
Section 3(2)(A) of the Employee Retirement Income Security Act of
1974, as amended ("ERISA") (the "Rock Pension Plans"), "employee welfare benefit plan", within the meaning of Section 3(1) of ERISA
(the "Rock Welfare Plans"), stock option plan, stock purchase plan, deferred compensation plan, severance plan, bonus plan, employment agreement or other similar plan, program or arrangement. Neither
Rock nor any of its Subsidiaries has, since September 2, 1974, contributed to any "Multiemployer Plan", within the meaning of Sections 3(37) and 4001(a)(3) of ERISA.
               (b) Rock has delivered to Valley a complete and accurate copy of each of the following with respect to each of the Rock
Pension Plans and Rock Welfare Plans: (1) plan document, summary plan description, and summary of material modifications (if not available, a detailed description of the foregoing); (ii) trust agreement or insurance contract, if any; (iii) most recent IRS determination letter, if any; (iv) most recent actuarial report, if any; and (v) most recent annual report on Form 5500.
               (c) The present value of all accrued benefits under each of the Rock Pension Plans subject to Title IV of ERISA, based upon the actuarial assumptions used for purposes of the most recent actuarial valuation prepared by such Pension Plan's actuary, did not exceed the then current value of the assets of such plans allocable to such accrued benefits.
               (d) During the last five years, the Pension Benefit Guaranty Corporation has not asserted any claim for liability against Rock or any of its Subsidiaries which has not been paid in full.
               (e) All premiums (and interest charges and penalties for late payment, if applicable) due to the Pension Benefit Guaranty Corporation (the "PBGC") with respect to each Rock Pension Plan have been paid. All contributions required to be made to each Rock Pension Plan under the terms thereof, ERISA or other applicable law have been timely made, and all amounts properly accrued to date as liabilities of Rock and its Subsidiaries which have not been paid have been properly recorded on the books of Rock and its Subsidiaries.
              (f) Each of the Rock Pension Plans, the Rock Welfare Plans and each other plan and arrangement identified on the Rock Disclosure Schedule has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and regulations. Furthermore, the IRS has issued a favorable determination letter with respect to each of the Rock Pension Plans and, except as disclosed in the Rock Disclosure Schedule, Rock is not aware of any fact or circumstance which would disqualify either plan, that could not be retroactively corrected (in accordance with the procedures of the IRS).
               (g) To the best knowledge of Rock, no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or 406 of ERISA, has occurred with respect to any of the Rock Welfare Plans or Rock Pension Plans.
               (h) No Rock Pension Plan or any trust created thereunder has been terminated, nor have there been any "reportable events", within the meaning of Section 4034(b) of ERISA, with respect to any of the Rock Pension Plans.
               (i) No "accumulated funding deficiency", within the meaning of Section 412 of the Code, has been incurred with respect to any of the Rock Pension Plans.
               (j) Except as disclosed in the Rock Disclosure Schedule, there are no pending, or, to the best knowledge of Rock, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Rock Pension Plans or the Rock Welfare Plans, any trusts related thereto or any other plan or arrangement identified in the Rock Disclosure Schedule.
               (k) Except as disclosed in the Rock Disclosure Schedule, no Rock Pension or Welfare Plan provides medical or death benefits (whether or not insured) beyond an employee's retirement or other termination of service, other than (i) coverage mandated by law, or
(ii) death benefits under any Rock Pension Plan.
               (l) Except with respect to customary health, life and disability benefits or as disclosed in the Rock Disclosure
Schedule, there are no unfunded benefits obligations which are not accounted for by reserves shown on the financial statements and established under generally accepted accounting principles, or otherwise noted on such financial statements.
               (m) With respect to each Rock Pension and Welfare Plan that is funded wholly or partially through an insurance policy, there will be no liability of Rock or any Rock Subsidiary as of the Effective Time under any such insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Effective Time.
               (n) Except as agreed to by Valley in writing, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of Rock or any Rock Subsidiary to severance pay, unemployment compensation or any similar payment, (ii) accelerate the time of payment, vesting, or increase the amount, of any compensation due to any current employee or former employee under any Rock Pension or Welfare Plan, or (iii) result in payments not deductible by reason of Section
280G of the Code.
               3.10.  Reports.
               (a) Each communication mailed by Rock to its stockholders since January 1, 1991, and each annual, quarterly or special report, proxy statement or communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations enforced or promulgated by the applicable regulatory agency and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that disclosures as of a later date shall be deemed to modify disclosures as of an earlier date.
               (b) Rock and the Bank have, since January 1, 1991, duly filed with the FDIC and the FRB in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and Rock promptly will deliver or make available to Valley accurate and complete copies of such reports.
The Rock Disclosure Schedule lists all examinations of Rock or the Bank conducted by either the FDIC or the FRB since January 1, 1991 and the dates of any responses thereto submitted by Rock or the Bank.
               3.11. Rock and Bank Information. The information relating to Rock and the Bank to be contained in the Proxy Statement/Prospectus (as defined in Section 5.6(a) hereof) to be delivered to stockholders of Rock in connection with the solicitation of their approval of this Agreement and the transactions contemplated hereby, as of the date the Proxy Statement/Prospectus is mailed to stockholders of Rock, and up to and including the date of the meeting of stockholders to which such Proxy Statement/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
               3.12.  Compliance with Applicable Law.
               (a) General. Except as set forth in the Rock Disclosure Schedule, each of Rock and the Rock Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of its business under and pursuant to each, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to Rock or the Bank (other than where such defaults or non-compliances will not, alone or in the aggregate, result in a material adverse effect on the business, operations, assets or financial condition of Rock and its Subsidiaries on a consolidated basis) and Rock has not received notice of violation of, and does not know of any violations of, any of the above.
      (b) CRA. Without limiting the foregoing, the Bank has complied in all material respects with the Community Reinvestment
Act ("CRA") and Rock has no reason to believe that any person or group would object to the consummation of this Merger due to the CRA performance of or rating of the Bank. Except as listed on the Disclosure Statement, no person or group has adversely commented upon the Bank's CRA performance.
               3.13.  Certain Contracts.
               (a) Except as disclosed in the Rock Disclosure Schedule under this Section or Section 3.5, (i) neither Rock nor any Rock Subsidiary is a party to or bound by any contract or understanding (whether written or oral) with respect to the employment or termination of any present or former officers, employees, directors or consultants. The Rock Disclosure Schedule sets forth true and correct copies of all employment agreements or termination agreements with officers, employees, directors, or consultants to which Rock or any Rock Subsidiary is a party.
               (b)  Except as disclosed in the Rock Disclosure Schedule,
(i) as of the date of this Agreement, neither Rock nor any Rock Subsidiary is a party to or bound by any commitment, agreement or other instrument which is material to the business operations, assets or financial condition of Rock and its Subsidiaries on a consolidated basis, (ii) no commitment, agreement or other instrument to which Rock or any Rock Subsidiary is a party or by which any of them is bound limits the freedom of Rock or any Rock Subsidiary to compete in any line of business or with any person, and (iii) neither Rock nor any Rock Subsidiary is a party to any collective bargaining agreement.
               (c) Except as disclosed in the Rock Disclosure Schedule, neither Rock nor any Rock Subsidiary nor, to the best knowledge of Rock, any other party thereto, is in default in any material respect under any material lease, contract, mortgage, promissory note, deed of trust, loan or other commitment or arrangement.
               3.14.  Properties and Insurance.
               (a) Rock and its Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Rock's consolidated balance sheet as of December 31, 1993, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31,
1993), subject to no encumbrances, liens, mortgages, security interests or pledges, except (i) those items that secure liabilities that are reflected in such balance sheet or the notes thereto or incurred in the ordinary course of business after the date of such balance sheet, (ii) statutory liens for amounts not yet delinquent or which are being contested in good faith, (iii) such encumbrances, liens, mortgages, security interests, pledges and title imperfections that are not in the aggregate material to the business, operations, assets, and financial condition of Rock and its Subsidiaries taken as a whole and (iv) with respect to owned real property, title imperfections noted in title reports delivered to Valley prior to the date hereof. Rock and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by them.
               (b) The Rock Disclosure Schedule lists all policies of insurance covering business operations and all insurable properties and assets of Rock and its Subsidiaries showing all risks insured against, in each case under valid, binding and enforceable policies or bonds, with such amounts and such deductibles as are specified.
As of the date hereof, neither Rock nor any of its Subsidiaries has received any notice of cancellation or notice of a material amendment of any such insurance policy or bond or is in default under such policy or bond, no coverage thereunder is being disputed and all material claims thereunder have been filed in a timely fashion.
               3.15. Minute Books. The minute books of Rock and its Subsidiaries contain accurate records of all meetings and other corporate action held of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).
               3.16. Environmental Matters. Except as disclosed in the Rock Disclosure Schedule, neither Rock nor any of its Subsidiaries has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Rock or any of its Subsidiaries (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or clean-up of any condition material to the business, operations, assets or financial condition of Rock or its Subsidiaries. Except as disclosed in the Rock Disclosure Schedule, Rock has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property owned or leased by Rock or any of its Subsidiaries in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials.
               3.17. Reserves. As of the date hereof, the reserve for loan and lease losses in the Rock Financial Statements is adequate based upon past loan loss experiences and potential losses in the current portfolio to cover all known or anticipated loan losses.
               3.18. No Parachute Payments. No officer, director, employee or agent (or former officer, director, employee or agent) of Rock or any Rock Subsidiary is entitled now, or will or may be entitled to as a consequence of this Agreement or the Merger, to any payment or benefit from Rock, a Rock Subsidiary, Valley or VNB which if paid or provided would constitute an "excess parachute payment", as defined in Section 280G of the Code or regulations promulgated thereunder.
               3.19 Preferred Lender Program. The Bank has been approved by the United States Small Business Administration ("SBA") as a preferred lender under the SBA preferred lender program until July 1, 1995 (the "Expiration Date"). The SBA has not taken any action or threatened to take any action which would cause the Bank to lose its status prior to the Expiration Date. VNB as the surviving bank in the Bank Merger shall, as the legal successor in interest to the Bank, continue to be licensed as a preferred lender under the SBA program.
               3.20. Disclosure. There are no material facts concerning the business, operations, assets or financial condition of Rock or its Subsidiaries which have not been disclosed to Valley which could have a material adverse effect on the business, operations or financial condition of Rock or its Subsidiaries on a consolidated basis. No representation or warranty contained in
Article III of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

                           ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF VALLEY

               References herein to the "Valley Disclosure Schedule" shall mean all of the disclosure schedules required by this Article
IV, dated as of the date hereof and referenced to the specific sections and subsections of Article IV of this Agreement, which have been delivered on the date hereof by Valley to Rock.  Valley hereby represents and warrants to Rock as follows:
               4.1.  Corporate Organization.
               (a) Valley is a corporation duly organized and validly existing and in good standing under the laws of the State of New
Jersey.  Valley has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Valley or its Subsidiaries (defined below). Valley is registered as a bank holding company under the BHCA.
               (b) Each of the Subsidiaries of Valley are listed in the Valley Disclosure Schedule. The term "Subsidiary" when used in this Agreement with reference to Valley, means any corporation, joint venture, association, partnership, trust or other entity in which Valley has, directly or indirectly, at least a 50% interest or acts as a general partner. Each Subsidiary of Valley is duly organized and validly existing and in good standing under the laws of the jurisdiction of its incorporation.  VNB is a national bank whose deposits are insured by the Bank Insurance Fund of the FDIC to the fullest extent permitted by law.  Each Subsidiary of Valley has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the business, operations, assets or financial condition of Valley and its Subsidiaries.
               4.2. Capitalization. The authorized capital stock of Valley consists solely of 37,537,500 shares of Valley Common Stock.
As of June 30, 1994, there were 27,121,647 shares of Valley Common
Stock issued and outstanding, including 113,003 treasury shares.
Since such date, and from time to time hereafter, Valley may repurchase shares of its Common Stock. Since June 30, 1994, to and including the date of this Agreement, no additional shares of
Valley Common Stock have been issued except in connection with exercises of options granted under the Long-Term Stock Incentive
Plan of Valley (the "Valley Option Plan") or grants of restricted stock under the Valley Option Plan or upon exercise of outstanding Warrants (as hereafter defined). As of June 30, 1994, except for 462,857 shares of Valley Common Stock issuable upon exercise of outstanding stock options and stock appreciation rights granted pursuant to the Valley Option Plan, and except for 641,357 shares issuable upon exercise of the 310,961 outstanding warrants issued by Valley in connection with the acquisition of Mayflower Financial Corporation (the "Warrants"), there were no shares of Valley Common Stock issuable upon the exercise of outstanding stock options or otherwise. All issued and outstanding shares of Valley Common
Stock, and all issued and outstanding shares of capital stock of Valley's Subsidiaries, have been duly authorized and validly issued, are fully paid, nonassessable and free of preemptive rights, and are free and clear of all liens, encumbrances, charges, restrictions or rights of third parties. All of the outstanding shares of capital stock of Valley's Subsidiaries are owned by
Valley free and clear of any liens, encumbrances, charges,
restrictions or rights of third parties.  Except for the options and stock appreciation rights referred to above under the Valley
Option Plan and the Warrants, neither Valley nor Valley's
Subsidiaries has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any
character calling for the transfer, purchase or issuance of any shares of capital stock of Valley or Valley's Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of such capital stock or any securities convertible into or representing the right to purchase or subscribe for any such shares, and there are no agreements or understandings with respect to voting of any such shares. No additional grants of awards, or exercises of outstanding awards, under the Valley Option Plan, or exercises of Warrants, prior to the Effective Time shall be required to be disclosed or reported to Rock to keep this
representation true or correct.
               4.3.  Authority; No Violation.
               (a) Valley and VNB have full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Valley and VNB.
No other corporate proceedings on the part of Valley and VNB are necessary to consummate the transactions contemplated hereby
(except for the approval by Valley of the Bank Merger Agreement).
This Agreement has been duly and validly executed and delivered by Valley and VNB and constitutes a valid and binding obligation of
Valley and VNB, enforceable against Valley and VNB in accordance with its terms.
               (b) Neither the execution or delivery of this Agreement nor the consummation by Valley and VNB of the transactions contemplated hereby in accordance with the terms hereof, will (i) violate any provision of the Certificate of Incorporation or Bylaws of Valley or VNB, (ii) assuming that the consents and approvals set forth below are duly obtained, violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Valley or VNB or any of their respective properties or assets, or (iii) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Valley or VNB under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Valley or VNB is a party, or by which Valley or
VNB or any of their properties or assets may be bound or affected, except, with respect to (ii) and (iii) above, such as in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Valley and Valley's Subsidiaries on a consolidated basis, or the ability of Valley and
VNB to consummate the transactions contemplated hereby. Except for consents and approvals of or filings or registrations with or notices to the OCC, the FRB, the Secretary of State of New Jersey,
the SEC, or applicable state securities bureaus or commissions, no consents or approvals of or filings or registrations with or notices to any third party or any public body or authority are necessary on behalf of Valley or VNB in connection with (a) the execution and delivery by Valley or VNB of this Agreement, (b) the consummation by Valley of the Merger and the other transactions contemplated hereby and (c) the execution and delivery by VNB of the Bank Merger Agreement and the consummation by VNB of the Bank
Merger and other transactions contemplated thereby. To the best of Valley's knowledge, no fact or condition exists which Valley has reason to believe will prevent it or VNB from obtaining the aforementioned consents and approvals.
               4.4.  Financial Statements.
               (a) Valley has previously delivered to Rock copies of the consolidated statements of financial condition of Valley as of December 31, 1991, 1992 and 1993, the related consolidated statements of income, changes in stockholders' equity and of cash flows for the periods ended December 31 in each of the three fiscal years 1991 through 1993, in each case accompanied by the audit report of KPMG Peat Marwick, independent public accountants with respect to Valley, and the unaudited consolidated statements of condition of Valley as of March 30, 1994, June 30, 1994, and the
related unaudited consolidated statements of income, changes in stockholders' equity and cash flows for the three months then ended as reported in Valley's Quarterly Reports on Form 10-Q, filed with the SEC under the Securities and Exchange Act of 1934 (the "1934
Act") (collectively, the "Valley Financial Statements").  The
Valley Financial Statements (including the related notes), have been prepared in accordance with generally accepted accounting principles consistently applied during the periods involved, and fairly present the consolidated financial position of Valley as of the respective dates set forth therein, and the related
consolidated statements of income, changes in stockholders' equity and of cash flows (including the related notes, where applicable)
fairly present the results of the consolidated operations and changes in stockholders' equity and of cash flows of Valley for the respective fiscal periods set forth therein.
               (b) The books and records of Valley have been and are being maintained in material compliance with applicable legal and accounting requirements, and reflect only actual transactions.
               (c) Except as and to the extent reflected, disclosed or reserved against in the Valley Financial Statements (including the notes thereto), as of June 30, 1994 neither Valley nor any of its Subsidiaries had or has, as the case may be, any obligation or liability, whether absolute, accrued, contingent or otherwise, material to the business, operations, assets or financial condition of Valley or any of its Subsidiaries. Since June 30, 1994, neither Valley nor any of its Subsidiaries have incurred any liabilities, except in the ordinary course of business and consistent with prudent banking practice.
               4.5. Brokerage Fees. Except for fees to be paid to MG Advisors, Inc., neither Valley nor VNB nor any of their respective directors or officers has employed any broker or finder or incurred any liability for any broker's or finder's fees or commissions in connection with any of the transactions contemplated by this
Agreement.
               4.6. Absence of Certain Changes or Events. There has not been any material adverse change in the business, operations, assets or financial condition of Valley and Valley's Subsidiaries on a consolidated basis since June 30, 1994 and to the best of
Valley's knowledge, no fact or condition exists which Valley believes will cause or is likely to cause such a material adverse change in the future.
               4.7. Valley Information. The information relating to Valley, this Agreement and the transactions contemplated hereby in the Registration Statement and Proxy Statement/Prospectus (as
defined in Section 5.6(a) hereof), as of the date of the mailing of the Proxy Statement/Prospectus, and up to and including the date of the meeting of stockholders of Rock to which such Proxy Statement/Prospectus relates, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
               4.8. Capital Adequacy. At the Effective Time, after taking into effect the Merger and the transactions contemplated hereunder, Valley will have sufficient capital to satisfy all applicable regulatory capital requirements.
               4.9. Valley Common Stock. At the Effective Time, the Valley Common Stock to be issued pursuant to the terms of Section
2.1, when so issued, shall be duly authorized, validly issued, fully paid, and non-assessable, free of preemptive rights and free and clear of all liens, encumbrances or restrictions created by or through Valley, with no personal liability attaching to the ownership thereof.  The Valley Common Stock to be issued shall be free of any restrictions imposed by Valley except those imposed under Section 5.18.
               4.10. Legal Proceedings. Except as disclosed in the Valley Disclosure Schedule, neither Valley nor its Subsidiaries is a party to any, and there are no material pending or, to the best of Valley's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental
investigations of any nature against Valley or any of its
Subsidiaries which, if decided adversely to Valley, or any of its Subsidiaries, would have a material adverse effect on the business, operations, assets or financial condition of Valley and its
Subsidiaries on a consolidated basis.  Except as disclosed in the
Valley Disclosure Schedule, neither Valley nor any of Valley's Subsidiaries is a party to any order, judgment or decree entered against Valley or any such Subsidiary in any lawsuit or proceeding which is material to Valley or its Subsidiaries.
               4.11. Taxes and Tax Returns. Valley and its Subsidiaries have duly filed (and until the Effective Time will so file) all Returns required to be filed by them in respect of any federal, state and local taxes (including withholding taxes, penalties or other payments required) and have duly paid (and until the Effective Time will so pay) all such taxes due and payable, other than taxes or other charges which are being contested in good faith. Valley and its Subsidiaries have established (and until the Effective Time will establish) on their books and records reserves that are adequate for the payment of all federal, state and local taxes not yet due and payable, but are incurred in respect of
Valley and its Subsidiaries through such date.  No deficiencies exist or have been asserted based upon the federal income tax returns of Valley and VNB.
               4.12.  Employee Benefit Plans.
               (a) Valley and its Subsidiaries maintain or contribute to certain "employee pension benefit plans" (the "Valley Pension Plans"), as such term is defined in Section 3 of ERISA, and
"employee welfare benefit plans" (the "Valley Welfare Plans"), as such term is defined in Section 3 of ERISA.  Since September 2,
1974, neither Valley nor its Subsidiaries have contributed to any "Multiemployer Plan", as such term is defined in Section 3(37) of
ERISA.
               (b) Each of the Valley Pension Plans and each of the Valley Welfare Plans has been operated in compliance in all material respects with the provisions of ERISA, the Code, all regulations, rulings and announcements promulgated or issued thereunder, and all other applicable governmental laws and
regulations.
               4.13.  Reports.
               (a) Each communication mailed by Valley to its stockholders since January 1, 1991, and each annual, quarterly or special report, proxy statement or communication, as of its date, complied in all material respects with all applicable statutes, rules and regulations enforced or promulgated by the applicable regulatory agency and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that disclosures as of a later date shall be deemed to modify disclosures as of an earlier date.
               (b) Valley and VNB have, since January 1, 1991, duly filed with the OCC and the FRB in correct form the monthly, quarterly and annual reports required to be filed under applicable laws and regulations, and Valley, upon written request from Rock, promptly will deliver or make available to Rock accurate and complete copies of such reports.
               4.14.  Compliance with Applicable Law.   Valley and its
Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and has complied with and is not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any federal, state or local governmental authority relating to Valley and its Subsidiaries (other than where such default or non-compliance will not result in a material adverse effect on the business, operations, assets or financial condition of Valley and its Subsidiaries on a consolidated basis).
               4.15.  Properties and Insurance.
               (a) Valley and its Subsidiaries have good and, as to owned real property, marketable title to all material assets and properties, whether real or personal, tangible or intangible, reflected in Valley's consolidated balance sheet as of December 31, 1993, or owned and acquired subsequent thereto (except to the extent that such assets and properties have been disposed of for fair value in the ordinary course of business since December 31,
1993). Valley and its Subsidiaries as lessees have the right under valid and subsisting leases to occupy, use, possess and control all property leased by them in all material respects as presently occupied, used, possessed and controlled by them.
               (b) The business operations and all insurable properties and assets of Valley and its Subsidiaries are insured for their benefit against all risks which, in the reasonable judgment of the management of Valley should be insured against, in each case under valid, binding and enforceable policies or bonds, with such deductibles and against such risks and losses as are in the opinion of the management of Valley adequate for the business engaged in by Valley and its Subsidiaries.
               4.16. Minute Books. The minute books of Valley and its Subsidiaries contain accurate records of all meetings and other corporate action held of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).
               4.17. Environmental Matters. Except as disclosed in the Valley Disclosure Schedule, neither Valley nor any of its Subsidiaries has received any written notice, citation, claim, assessment, proposed assessment or demand for abatement alleging that Valley or any of its Subsidiaries (either directly or as a successor-in-interest in connection with the enforcement of remedies to realize the value of properties serving as collateral for outstanding loans) is responsible for the correction or clean-up of any condition material to the business, operations, assets or financial condition of Valley or its Subsidiaries.
Except as disclosed in the Valley Disclosure Schedule, Valley has no knowledge that any toxic or hazardous substances or materials have been emitted, generated, disposed of or stored on any property owned or leased by Valley or any of its Subsidiaries in any manner that violates or, after the lapse of time may violate, any presently existing federal, state or local law or regulation governing or pertaining to such substances and materials, the violation of which would have a material adverse effect on the business, operations, assets or financial condition of Valley and its Subsidiaries on a consolidated basis.
               4.18. Reserves. As of the date hereof, the reserve for loan and lease losses in the Valley Financial Statements is adequate based upon past loan loss experiences and potential losses in the current portfolio to cover all known or anticipated loan losses.
               4.19. Disclosures. Except for other acquisition transactions which Valley may not yet have publicly disclosed, there are no material facts concerning the business, operations, assets or financial condition of Valley which could have a material adverse effect on the business, operations or financial condition of Valley which have not been disclosed to Rock directly or indirectly by access to any filing by Valley under the 1934 Act.
No representation or warranty contained in Article IV of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein not misleading.

                            ARTICLE V
                    COVENANTS OF THE PARTIES

               5.1. Conduct of the Business of Rock. During the period from the date of this Agreement to the Effective Time, Rock shall, and shall cause each of its Subsidiaries to, conduct its respective business and engage in transactions permitted hereunder only in the ordinary course and consistent with prudent banking practice, except with the prior written consent of Valley, which consent will not be unreasonably withheld. Rock also shall use its best efforts to (i) preserve its business organization and that of each Rock Subsidiary intact, (ii) keep available to itself the present services of its employees and those of its Subsidiaries, provided that neither Rock nor any of its Subsidiaries shall be required to take any unreasonable or extraordinary act or any action which would conflict with any other term of this Agreement, and (iii) preserve for itself and Valley the goodwill of its customers and those of its Subsidiaries and others with whom business relationships exist.
               5.2.  Negative Covenants and Dividend Covenants.
               (a) Rock agrees that from the date hereof to the Effective Time, except as otherwise approved by Valley in writing or as permitted or required by this Agreement, it will not, nor will it permit any of its Subsidiaries to:
               (i) change any provision of its Certificate of Incorporation or Bylaws or any similar governing documents;
               (ii) except for the issuance of Rock Common Stock pursuant to the present terms of the outstanding Rock Options, change the number of shares of its authorized or issued common or preferred stock or issue or grant any option, warrant, call, commitment, subscription, right to purchase or agreement of any character relating to the authorized or issued capital stock of Rock or any Rock Subsidiary or any securities convertible into shares of such stock, or split, combine or reclassify any shares of its capital stock, or declare, set aside or pay any dividend, or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, other than Rock's regular quarterly dividends of $.45 per share, or redeem or otherwise acquire any shares of such capital stock;
               (iii) grant any severance or termination pay (other than pursuant to policies of Rock in effect on the date hereof and disclosed to Valley in the Rock Disclosure Schedule or as agreed to by Valley in writing) to, or enter into or amend any employment agreement with, any of its directors, officers or employees; adopt any new employee benefit plan or arrangement of any type or amend any such existing benefit plan or arrangement; or award any increase in compensation or benefits to its directors, officers or employees except with respect to salary increases in the ordinary course of business and consistent with past practices and policies;
               (iv) sell or dispose of any substantial amount of assets or incur any significant liabilities other than in the ordinary course of business consistent with past practices and policies;
               (v) make any capital expenditures outside of the ordinary course of business other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;
               (vi) file any applications or make any contract with respect to branching or site location or relocation;
               (vii) agree to acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity;
               (viii) make any material change in its accounting methods or practices, other than changes required in accordance with generally accepted accounting principles;
               (ix) take any action that would result in any of the representations and warranties contained in Article III of this Agreement not being true and correct in any material respect at the Effective Time; or
               (x)  agree to do any of the foregoing.
               (b)Valley intends to continue its present dividend declaration date and payment date practices between the date hereof and the Effective Time.
               (c)Provided that Valley continues its present dividend practices, commencing on the date hereof, Rock shall utilize dividend record dates which are identical to those used by Valley, but Rock may retain its current dividend payment date.
               5.3. No Solicitation. Rock and the Bank shall not, directly or indirectly, encourage or solicit or hold discussions or negotiations with, or provide any information to, any person, entity or group (other than Valley) concerning any merger or sale of shares of capital stock or sale of substantial assets or liabilities not in the ordinary course of business, or similar transactions involving Rock or the Bank (an "Acquisition
Transaction"). Notwithstanding the foregoing, Rock may enter into discussions or negotiations or provide information in connection with an unsolicited possible Acquisition Transaction if the Board of Directors of Rock, after consulting with counsel, determines that such discussions or negotiations should be commenced in the exercise of its fiduciary responsibilities or such information should be furnished in the exercise of its fiduciary responsibilities. Rock will promptly communicate to Valley the terms of any proposal, whether written or oral, which it may receive in respect of any Acquisition Transaction and the fact that it is having discussions or negotiations with, or supplying information to, a third party in connection with a possible
Acquisition Transaction.
               5.4. Current Information. During the period from the date of this Agreement to the Effective Time, Rock will cause one or more of its designated representatives to confer on a monthly or more frequent basis with representatives of Valley regarding Rock's business, operations, properties, assets and financial condition and matters relating to the completion of the transactions contemplated herein. Without limiting the foregoing, after granting any loan or extension of credit by renewal or otherwise, Rock will send to Valley a description (i.e., a copy of the loan offering) for each new loan or extension of credit, and each renewal of an existing loan or extension of credit, in excess of $250,000. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter (other than the last fiscal quarter of each fiscal year) ending after the date of this Agreement, Rock will deliver to Valley the Bank's call reports filed with the Commissioner and FDIC and Rock's quarterly reports on Form 10-Q as filed with the SEC under the 1934 Act, and Valley will deliver to Rock Valley's quarterly reports on Form 10-Q, as filed with the SEC under the 1934 Act. As soon as reasonably available, but in no event more than 90 days after the end of each fiscal year, Rock will deliver to Valley and Valley will deliver to Rock their respective audited Annual Reports, in each case as filed on Form 10-K with the SEC under the 1934 Act.
               5.5.  Access to Properties and Records; Confidentiality.
               (a) Rock and the Bank shall permit Valley and its representatives, and Valley and VNB shall permit Rock and its representatives, reasonable access to their respective properties, and shall disclose and make available to Valley and its representatives or Rock and its representatives as the case may be, all books, papers and records relating to their respective assets, stock ownership, properties, operations, obligations and liabilities, including, but not limited to, all books of account (including the general ledger), tax records, minute books of directors' and stockholders' meetings, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, independent auditors' work papers (subject to the receipt by such auditors of a standard access representation letter), litigation files, plans affecting employees, and any other business activities or prospects in which Valley and its representatives or Rock and its representatives may have a reasonable interest. Neither party shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of any customer or would contravene any law, rule, regulation, order or judgment. The parties will use their best efforts to obtain waivers of any such restriction and in any event make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Rock acknowledges that Valley may be involved in discussions concerning other potential acquisitions and Valley shall not be obligated to disclose such information to Rock except as such information is publicly disclosed by Valley.
               (b) All information furnished by the parties hereto previously in connection with transactions contemplated by this Agreement or pursuant hereto shall be used solely for the purpose of evaluating the Merger contemplated hereby and shall be treated as the sole property of the party delivering the information until consummation of the Merger contemplated hereby and, if such Merger shall not occur, each party and each party's advisors shall return to the other party all documents or other materials containing, reflecting or referring to such information, will not retain any copies of such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. In the event that the Merger contemplated hereby does not occur, all documents, notes and other writings prepared by a party hereto or its advisors based on information furnished by the other party shall be promptly destroyed. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned but shall not apply to (i) any information which (A) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof to it by the other party; (B) was then generally known to the public; (C) became known to the public through no fault of the party receiving such information; or (D) was disclosed to the party receiving such information by a third party not bound by an obligation of confidentiality; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction.
               5.6.  Regulatory Matters.
               (a) For the purposes of holding the meeting of Rock stockholders referred to in Section 5.7 hereof and registering or otherwise qualifying under applicable federal and state securities laws Valley Common Stock to be issued to Record Holders and optionees in connection with the Merger, the parties hereto shall cooperate in the preparation and filing by Valley of a Registration Statement with the SEC which shall include an appropriate proxy statement and prospectus satisfying all applicable requirements of applicable state and federal laws, including the 1933 Act, the 1934
Act and applicable state securities laws and the rules and regulations thereunder. (Such proxy statement and prospectus in the form mailed by Rock to the Rock shareholders and optionees together with any and all amendments or supplements thereto, is herein referred to as the "Proxy Statement/Prospectus" and the various documents to be filed by Valley under the 1933 Act with the SEC to register for sale the Valley Common Stock to be issued to Record Holders and optionees, including the Proxy
Statement/Prospectus, are referred to herein as the "Registration
Statement").
               (b) Valley shall furnish information concerning Valley as is necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Valley, to comply with Section 5.6(a) hereof. Valley agrees promptly to advise Rock if at any time prior to the Rock shareholder meeting referred to in Section 5.7 hereof, any information provided by Valley in the Proxy
Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide Rock with the information needed to correct such inaccuracy or omission. Valley shall furnish Rock with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Valley, to comply with Section 5.6(a) after the mailing thereof to Rock shareholders.
               (c) Rock shall furnish Valley with such information concerning Rock and the Bank as is necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to such corporations, to comply with Section 5.6(a) hereof. Rock agrees promptly to advise Valley if, at any time prior to the Rock shareholder's meeting referred to in Section 5.6(a) hereof, information provided by Rock in the Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide Valley with the information needed to correct such inaccuracy or omission. Rock shall furnish Valley with such supplemental information as may be necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to Rock and the Bank, to comply with Section 5.6(a) after the mailing thereof to Rock shareholders.
               (d) Valley shall as promptly as practicable make such filings as are necessary in connection with the offering of the Valley Common Stock with applicable state securities agencies and shall use all reasonable efforts to qualify the offering of the Valley Common Stock under applicable state securities laws at the earliest practicable date. Rock shall promptly furnish Valley with such information regarding the Rock shareholders as Valley requires to enable it to determine what filings are required hereunder.
Rock authorizes Valley to utilize in such filings the information concerning Rock and the Bank provided to Valley in connection with, or contained in, the Proxy Statement/ Prospectus. Valley shall furnish Rock with copies of all such filings and keep Rock advised of the status thereof. Valley and Rock shall as promptly as practicable file the Registration Statement containing the Proxy Statement/Prospectus with the SEC, and each of Valley and Rock shall promptly notify the other of all communications, oral or written, with the SEC concerning the Registration Statement and the Proxy Statement/Prospectus.
               (e) Valley shall cause the Valley Common Stock to be issued in connection with the Merger to be listed on the New York
Stock Exchange.
               (f) The parties hereto will cooperate with each other and use their best efforts to prepare all necessary documentation, to effect all necessary filings and to obtain all necessary permits, consents, approvals and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement as soon as possible, including, without limitation, those required by the OCC and the FRB. The parties shall each have the right to review in advance all information relating to the other, as the case may be, and any of their respective subsidiaries, which appears in any filing made with, or written material submitted to, any third party or governmental body in connection with the transactions contemplated by this Agreement. Valley and VNB shall cause at least a draft of their respective applications to the FRB and an actual application to the OCC to be filed within 45 days of the date hereof, so long as Rock and the Bank provide all information necessary to complete the application within 30 days of the date hereof.
               (g) Each of the parties will promptly furnish each other with copies of written communications received by them or any of their respective subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.
               5.7. Approval of Stockholders. Rock will (a) take all steps necessary duly to call, give notice of, convene and hold a meeting of the stockholders of Rock as soon as reasonably practicable for the purpose of securing the approval by such stockholders of this Agreement, (b) subject to the qualification set forth in Section 5.3 hereof, recommend to the stockholders of Rock the approval of this Agreement and the transactions contemplated hereby and use its best efforts to obtain, as promptly as practicable, such approvals, and (c) cooperate and consult with Valley with respect to each of the foregoing matters. In connection therewith, each director of Rock agrees (i) to vote in favor of the Merger, and (ii) take such action as is necessary or is reasonably required by Valley to consummate the Merger.
               5.8. Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to satisfy the conditions to Closing and to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, using reasonable efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement and using its best efforts to prevent the breach of any representation, warranty, covenant or agreement of such party contained or referred to in this Agreement and to promptly remedy the same. Nothing in this section shall be construed to require any party to participate in any threatened or actual legal, administrative or other proceedings (other than proceedings, actions or investigations to which it is otherwise a party or subject or threatened to be made a party or subject) in connection with consummation of the transactions contemplated by this Agreement unless such party shall consent in advance and in writing to such participation and the other party agrees to reimburse and indemnify such party for and against any and all costs and damages related thereto.
               5.9. Public Announcements. The parties hereto shall cooperate with each other in the development and distribution of all news releases and other public disclosures with respect to this Agreement or any of the transactions contemplated hereby, except as may be otherwise required by law or regulation or as to which the party releasing such information has used its best efforts to discuss with the other party in advance.
               5.10. Failure to Fulfill Conditions. In the event that Valley or Rock determines that a material condition to its obligation to consummate the transactions contemplated hereby cannot be fulfilled on or prior to March 31, 1995 and that it will not waive that condition, it will promptly notify the other party. Except for any acquisition or merger discussions Valley may enter into with other parties, Rock and Valley will promptly inform the other of any facts applicable to Rock or Valley, respectively, or their respective directors or officers, that would be likely to prevent or materially delay approval of the Merger by any governmental authority or which would otherwise prevent or materially delay completion of the Merger.
               5.11. Disclosure Supplements. From time to time prior to the Effective Time, each party hereto will promptly supplement or amend (by written notice to the other) its respective Disclosure Schedules delivered pursuant hereto with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered materially inaccurate thereby. For the purpose of determining satisfaction of the conditions set forth in Article VI, no supplement or amendment to such Schedules shall correct or cure any warranty which was untrue when made, but supplements or amendments may be used to disclose subsequent facts or events to maintain the truthfulness of any warranty.
               5.12. Transaction Expenses of Rock. Rock shall advise Valley monthly of all out-of-pocket expenses which Rock has incurred in connection with this transaction. Rock shall mutually agree with Valley about printing arrangements for the Proxy Statement/Prospectus before entering into any binding contract for such expenses and shall avoid, to the extent possible, author's alterations, after the Proxy Statement/Prospectus is sent to the printer.
               5.13. Closing. The parties hereto shall cooperate and use reasonable efforts to try to cause the Effective Time to occur on or before December 31, 1994.
               5.14. Indemnification. Valley agrees that it will, or will cause VNB to, after the Effective Time, and to the extent permitted by applicable law, provide to the directors and officers of Rock and the Bank indemnification equivalent to that provided by the Certificate of Incorporation and By-laws of Rock and the Bank with respect to acts or omissions occurring prior to the Effective
Time, including without limitation, the authorization of this Agreement and the transactions contemplated hereby, for a period of six years from the Effective Time, or in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved. To the extent permitted by applicable law, Rock or the Bank (as applicable) shall advance expenses in connection with the foregoing indemnification.
               5.15. Employment Matters. Valley will endeavor, working with the current management of the Bank, to continue the employment of all officers and employees of the Bank, and to the extent possible, at the same location, with the same or equivalent salary and benefits. If prior to the Effective Time Valley believes it will be unable to continue the employment of any employee of the Bank, Valley and Rock will mutually agree in writing upon a severance policy. Valley intends to merge Rock's 401(k) and pension plans into VNB's plans. Employees who continue to be employed by Valley or VNB will be credited for purposes of vesting and eligibility under VNB's pension and 401(k) plans for prior service at Rock and will receive full credit for prior service with Rock under VNB's other plans (including medical, vacation, sick leave, disability and similar plans). Without limiting the foregoing, employees of Rock or the Bank will receive the benefit due them under the Rock defined benefit plan, but will not receive past service credit for benefit accrual purposes for their employment by Rock or the Bank under the Valley defined benefit plan.
               5.16. Pooling and Tax-Free Reorganization Treatment. Neither Valley nor Rock shall intentionally take, fail to take or cause to be taken or not be taken, any action within its control, whether before or after the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1968, as amended.
               5.17 Rock Option Plan. From and after the Effective Time, each Rock Option which is converted to an option to purchase Valley Common Stock under Section 2.1(b)(i) shall be administered, operated and interpreted by a committee comprised of members of the Board of Directors of Valley appointed by the Board of Directors of Valley. Valley shall reserve for issuance the number of shares of Valley Common Stock necessary to satisfy Valley's obligations.
Valley shall also register, if not previously registered pursuant to the Securities Act, the shares authorized for issuance under the Rock Options so converted.
               5.18.  Affiliates.
               (a) Promptly, but in any event within two weeks, after the execution and delivery of this Agreement, (i) Rock shall deliver to Valley (x) a letter identifying all persons who, to the knowledge of Rock, may be deemed to be affiliates of Rock under Rule 145 of the Securities Act, including without limitation all directors and executive officers of Rock and (y) a letter identifying all persons who, to the knowledge of Rock, may be deemed to be affiliates of Rock as that term (affiliate) is used for purposes of qualifying for "pooling of interests" accounting treatment; and (ii) Valley shall identify to Rock all persons who, to the knowledge of Valley, may be deemed affiliates of Valley as that term (affiliates) is used for purposes of qualifying for "pooling of interests" accounting treatment.
               (b) Each person who may be deemed an affiliate of Rock (under either Rule 415 of the Securities Act or the accounting treatment rules) shall execute a letter substantially in the form of Exhibit 5.18 hereto agreeing to be bound by the restrictions of Rule 145, as set forth in Exhibit 5.18 and agreeing to be bound by the rules which permit the Merger to be treated as a pooling of interests for accounting purposes. In addition, Valley shall cause its affiliates (as that term is used for purposes of qualifying for pooling of interests) to execute a letter within two weeks of the date hereof, in which such persons agree to be bound by the rules which permit the Merger to be treated as a pooling of interests for accounting treatment.
               (c) Valley agrees to publish financial results covering at least 30 days of combined operations of Valley and Rock as soon as practicable after consummation of the Merger.
               5.19. Compliance with the Industrial Site Recovery Act. Rock, at its sole cost and expense, shall obtain prior to the Effective Time, either: (a) a Letter of Non-Applicability ("LNA") from the New Jersey Department of Environmental Protection
("NJDEP") stating that none of the facilities located in New Jersey owned or operated by Rock or any Rock Subsidiary (each, a "Facility") is an "industrial establishment," as such term is defined under the Industrial Site Recovery Act ("ISRA"); (b) a Remediation Agreement issued by the NJDEP pursuant to ISRA authorizing the consummation of the transactions contemplated by this Agreement; or (c) a Negative Declaration approval, Remedial
Action Workplan approval, No Further Action letter or other document or documents issued by the NJDEP advising that the requirements of ISRA have been satisfied with respect to each Facility subject to ISRA. In the event Rock obtains a Remediation Agreement, Rock will post or have posted an appropriate Remediation Funding Source or will have obtained the NJDEP's approval to self-guaranty any Remediation Funding Source required under any such Remediation Agreement.

                            ARTICLE VI
                       CLOSING CONDITIONS

               6.1. Conditions of Each Party's Obligations Under this Agreement. The respective obligations of each party under this Agreement to consummate the Merger shall be subject to the satisfaction, or, where permissible under applicable law, waiver at or prior to the Effective Time of the following conditions:
               (a) Approval of Rock Stockholders; SEC Registration. This Agreement and the transactions contemplated hereby shall have been approved by the requisite vote of the stockholders of Rock.
The Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order, and the issuance of the Valley Common Stock shall have been qualified in every state where such qualification is required under the applicable state securities laws. The Valley Common
Stock to be issued in connection with the Merger, including Valley Common Stock to be issued for the Rock Options, shall have been approved for listing on the New York Stock Exchange.
               (b) Regulatory Filings. All necessary regulatory or governmental approvals and consents (including without limitation any required approval of the OCC and the FRB) required to consummate the transactions contemplated hereby shall have been obtained without any term or condition which would materially impair the value of Rock and the Bank, taken as a whole, to Valley.
All conditions required to be satisfied prior to the Effective Time by the terms of such approvals and consents shall have been satisfied; and all statutory waiting periods in respect thereof shall have expired.
               (c) Suits and Proceedings. No order, judgment or decree shall be outstanding against a party hereto or a third party that would have the effect of preventing completion of the Merger; no suit, action or other proceeding shall be pending or threatened by any governmental body in which it is sought to restrain or prohibit the Merger or the Bank Merger; and no suit, action or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit the Merger or the Bank Merger or obtain other substantial monetary or other relief against one or more parties hereto in connection with this Agreement and which Valley or Rock determines in good faith, based upon the advice of their respective counsel, makes it inadvisable to proceed with the Merger because any such suit, action or proceeding has a significant potential to be resolved in such a way as to deprive the party electing not to proceed of any of the material benefits to it of the Merger or the Bank Merger.
               (d) Tax Free Exchange. Valley and Rock shall have received an opinion, satisfactory to Valley and Rock, of Pitney, Hardin, Kipp & Szuch, counsel for Valley, to the effect that the transactions contemplated hereby will result in a reorganization
(as defined in Section 368(a) of the Code), and accordingly no gain or loss will be recognized for federal income tax purposes to Valley, Rock, VNB or the Bank or to the shareholders of Rock who exchange their shares of Rock for Valley Common Stock (except to the extent that cash is received in lieu of fractional shares of Valley Common Stock).
               (e) Pooling of Interests. The Merger shall be qualified to be treated by Valley as a pooling-of-interests for accounting purposes.
               6.2. Conditions to the Obligations of Valley Under this Agreement. The obligations of Valley under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:
               (a) Representations and Warranties; Performance of Obligations of Rock and Bank. The representations and warranties of Rock contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. Rock shall have performed in all material respects the agreements, covenants and obligations necessary to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the Rock Disclosure Schedule to render such representation or warranty true and correct as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the Rock Disclosure Schedule, materially adversely effect the representation as to which the supplement or amendment relates.
              (b) Consents. Valley shall have received the written consents of any person whose consent to the transactions contemplated hereby is required under the applicable instrument.
               (c) Opinion of Counsel. Valley shall have received an opinion of counsel to Rock, dated the date of the Closing, in form and substance reasonably satisfactory to Valley, covering the matters set forth on Schedule 6.2 hereto and any other matters reasonably requested by Valley.
               (d) Bank Action. The Bank shall have taken all necessary corporate action to effectuate the Bank Merger immediately following the Effective Time.
               (e) Rock Preferred Lender Status. Valley shall have received written assurances, reasonably satisfactory to Valley, from the SBA, or from Rock based upon discussions with the SBA, that, following the Bank Merger, VNB, as successor to the Bank, shall continue to maintain the status of a preferred lender under the SBA preferred lender program.
               (f) Certificates. Rock shall have furnished Valley with such certificates of its officers or other documents to evidence fulfillment of the conditions set forth in this Section 6.2 as Valley may reasonably request.
               6.3. Conditions to the Obligations of Rock Under this Agreement. The obligations of Rock under this Agreement shall be further subject to the satisfaction or waiver, at or prior to the Effective Time, of the following conditions:
               (a) Representations and Warranties; Performance of Obligations of Valley. The representations and warranties of Valley contained in this Agreement shall be true and correct in all material respects on the Closing Date as though made on and as of the Closing Date. Valley shall have performed in all material respects, the agreements, covenants and obligations to be performed by it prior to the Closing Date. With respect to any representation or warranty which as of the Closing Date has required a supplement or amendment to the Valley Disclosure
Schedule to render such representation or warranty true and correct as of the Closing Date, the representation and warranty shall be deemed true and correct as of the Closing Date only if (i) the information contained in the supplement or amendment to the Disclosure Schedule related to events occurring following the execution of this Agreement and (ii) the facts disclosed in such supplement or amendment would not either alone, or together with any other supplements or amendments to the Valley Disclosure
Schedule, materially adversely effect the representation as to which the supplement or amendment relates.
               (b) Opinion of Counsel to Valley. Rock shall have received an opinion of counsel to Valley, dated the date of the Closing, in form and substance reasonably satisfactory to Rock, covering the matters set forth on Schedule 6.3 hereto.
               (c) Fairness Opinion. Rock shall have received an opinion from Ryan Beck as of the date the Proxy
Statement/Prospectus is mailed to Rock's stockholders, to the effect that, in its opinion, the consideration to be paid to stockholders of Rock hereunder is fair to such stockholders.
               (d) Certificates. Valley shall have furnished Rock with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in this Section 6.3 as Rock may reasonably request.
               (e)No Acquisition by Valley Causing 10% Dilution.
Rock's prior written consent shall have been obtained if, between the date hereof and the Effective Time, Valley or VNB (i) enters into one or more definitive acquisition agreements to acquire other banks, thrifts or financial institutions (or the assets and/or liabilities of such institutions) and (ii) the cumulative impact on earnings from such additional acquisitions reasonably is projected to dilute by ten percent (10%) or more the analysts' estimates of Valley's earnings per share for the year following the consummation of such acquisition.

                           ARTICLE VII
                TERMINATION, AMENDMENT AND WAIVER

               7.1. Termination. This Agreement may be terminated prior to the Effective Time, whether before or after approval of this Agreement by the stockholders of Rock:
               (a)  By mutual written consent of the parties hereto.
               (b) By Valley or Rock (i) if the Effective Time shall not have occurred on or prior to March 31, 1995 or (ii) if a vote of the stockholders of Rock is taken and such stockholders fail to approve this Agreement at the meeting (or any adjournment thereof)
held for such purpose, unless in each case the failure of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform or observe its agreement set forth herein to be performed or observed by such party (or the directors of Rock) at or before the Effective Time.
               (c) By Valley or Rock upon written notice to the other if any application for regulatory or governmental approval necessary to consummate the Merger and the other transactions contemplated hereby shall have been denied or withdrawn at the request or recommendation of the applicable regulatory agency or governmental authority or by Valley upon written notice to Rock if any such application is approved with conditions which materially impair the value of Rock and the Bank, taken as a whole, to Valley.
               (d)By Rock, upon written notice to Valley on the fifth business day prior to the Scheduled Closing Date (the "Price
Evaluation Date") or during the following two business days, if the Price Test (as hereafter defined) is not met and Valley and Rock have not mutually agreed in writing to increase the Exchange Ratio.
The Price Test is intended to give Rock the right to terminate this Agreement or negotiate a mutually acceptable higher Exchange Ratio if the market value of a share of Valley Common Stock falls below
$21.00 or if such market value falls below $23.50 and Valley Common Stock underperforms the common stock of Valley's peers during a specified period. In order to implement this intent, on the Price Evaluation Date, the parties shall determine: (x) the Average
Closing Price, calculated as though the Closing occurred on the Scheduled Closing Date (the "Evaluation Average Price"); (y) the
Valley Percentage Change (as hereafter defined); and (z) the Peer
Group Percentage Change (as hereafter defined).  The "Valley
Percentage Change" is a percentage (which may be positive or negative) determined by the formula [B-A]/A, where A equals the average of the reported closing prices of Valley Common Stock during the 10 consecutive trading days beginning with (and
including) July 6, 1994 and ending with (and including) July 19,
1994 (the "Start Period") and B equals the average of the reported closing prices of Valley Common Stock during the 10 consecutive trading days beginning with (and including) the fifteenth trading day prior to the Scheduled Closing Date and ending with (and including) the trading day immediately prior to the Price
Evaluation Date (the "End Period").  The "Peer Group Percentage
Change" is a percentage (which may be positive or negative)
determined by the formula {[(D1-C1)/C1] + [(D2-C2)/C2] + .....
+ [(Dn-Cn)/Cn]} / N, where each of C1, C2, ... Cn equals the average of the reported closing prices of the common stock of a "Peer Group Bank" listed below during the Start Period, each of D1, D2, ... Dn equals the average of the reported closing prices of such Peer Group Bank's common stock during the End Period, and N equals the number of Peer Group Banks (13, subject to adjustment as set forth below). The "Peer Group Banks" are the following financial institutions: B.M.J. Financial Corp., Broad National Bancorporation, Commerce Bancorp, Inc., Core States Financial
Corp., First Fidelity Bancorporation, HUBCO, Inc., Interchange
Financial Services Corporation, Meridian Bancorp., Inc., Midlantic Corporation, The Summit Bancorporation, UJB Financial Corp., United Counties Bancorporation and United National Bancorp; provided, however, that any such financial institution shall be retroactively excluded from the Peer Group Banks if, at any time from the beginning of the Start Period to the end of the End Period, a public announcement is made that such financial institution is being acquired or is negotiating with another party to be acquired.
The reported closing price of common stock shall mean the closing price for such common stock reported in the Wall Street Journal.
The Price Test will not be met if:
          (x) the Evaluation Average Price is $21.00 or less; or
          (y) both (A) the Evaluation Average Price is $23.50 or less and (B) the percentage obtained by subtracting the Valley Percentage Change from the Peer Group Percentage
          Change is a positive number.
If the actual Closing Date is different by more than three business days from the Scheduled Closing Date, a recalculation shall be made under this paragraph to take into account the revised Closing Date; otherwise no recalculation shall be made under this paragraph.
               (e) By Valley if (i) there shall have occurred a material adverse change in the business, operations, assets, or financial condition of Rock or the Bank from that disclosed by Rock on the date of this Agreement, or (ii) if the net operating income (after tax, but excluding expenses related to this merger transaction) of Rock for any full fiscal quarter after June 30, 1994 (or any partial fiscal quarter during which the Closing will occur) is materially less than the net income of Rock for each of the first two fiscal quarters of 1994, or (iii) there was a material breach in any representation, warranty, covenant, agreement or obligation of Rock hereunder.
               (f) By Rock, if (i) there shall have occurred a material adverse change in the business, operations, assets or financial condition of Valley or VNB from that disclosed by Valley on the date of this Agreement; or (ii) there was a material breach in any representation, warranty, covenant, agreement or obligation of Valley hereunder.
               (g) By Valley or Rock if any condition to Closing specified under Article VI hereof applicable to such party cannot reasonably be met after giving the other party a reasonable opportunity to cure any such condition.
               7.2. Effect of Termination. In the event of the termination and abandonment of this Agreement by either Valley or Rock pursuant to Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its officers, directors or stockholders. Nothing contained herein, however, shall relieve any party from any liability for any breach of this Agreement.
               7.3. Amendment. This Agreement may be amended by mutual action taken by the parties hereto at any time before or after adoption of this Agreement by the stockholders of Rock but, after any such adoption, no amendment shall be made which reduces or changes the amount or form of the consideration to be delivered to the shareholders of Rock without the approval of such stockholders.
This Agreement may not be amended except by an instrument in writing signed on behalf of Valley and Rock.
               7.4. Extension; Waiver. The parties may, at any time prior to the Effective Time of the Merger, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto; or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party against which the waiver is sought to be enforced.
                          ARTICLE VIII
                          MISCELLANEOUS
               8.1. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including legal, accounting and investment banking fees and expenses) shall be borne by the party incurring such costs and expenses.
               8.2. Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by telecopier with confirming copy sent the same day by registered or certified mail, postage prepaid, as follows:
               (a)  If to Valley, to:

                              Valley National Bancorp
                              1445 Valley Road
                              Wayne, New Jersey  07474-0558
                              Attn.:  Gerald H. Lipkin
                              Chairman and Chief Executive Officer
                              Telecopier No. (201) 305-0024

                              Copy to:

                              Pitney, Hardin, Kipp & Szuch
                              Delivery:
                              200 Campus Drive
                              Florham Park, New Jersey  07932
                              Mail:
                              P.O. box 1945
                              Morristown, New Jersey  07962-1945
                              Attn.:  Ronald H. Janis, Esq.
                              Telecopier No. (201) 966-1550

               (b)If to Rock, to:

                              Rock Financial Corporation
                              350 Park Avenue
                              North Plainfield, New Jersey  07060
                              Attn:  Alan D. Lipsky,
                                President and Chief Executive Officer
                              Telecopier No. (908) 753-1276

                                                            Copy to:

                              McCarter & English
                              Gateway 3
                              100 Mulberry Street
                              Newark, New Jersey  07102
                              Attn:  Michael Horn, Esq.
                              Telecopier No. (201) 624-7070

or such other addresses as shall be furnished in writing by any party, and any such notice or communications shall be deemed to have been given as of the date so delivered or telecopied and mailed.
               8.3. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No assignment of this Agreement may be made except upon the written consent of the other parties hereto.
               8.4. Entire Agreement. This Agreement, which includes the Disclosure Schedules hereto and the other documents, agreements and instruments executed and delivered pursuant to or in connection with this Agreement, contains the entire Agreement between the parties hereto with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto, including the Letter of Intent.
               8.5. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and each of which shall be deemed an original.
               8.6. Governing Law. This Agreement shall be governed by the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof.
               8.7. Descriptive Headings. The descriptive headings of this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.
               IN WITNESS WHEREOF, Valley, VNB, the Bank and Rock have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

ATTEST:                               VALLEY NATIONAL BANCORP


By:/s/Peter Southway                 By: /s/ Gerald H. Lipkin
   Peter Southway, President         Gerald H. Lipkin, Chairman & CEO

ATTEST:                               ROCK FINANCIAL CORPORATION


By:/s/Edward R. Wright                By: /s/ Alan D. Lipsky
   Edward R. Wright, Secretary        Alan D. Lipsky, President


ATTEST:                               VALLEY NATIONAL BANK


By:/s/Peter Southway                  By: /s/ Gerald H. Lipkin
   Peter Southway, President          Gerald H. Lipkin, Chairman & CEO



ATTEST:                       ROCK BANK


By:______________________     By: /s/ Alan D. Lipsky
             , Secretary          Alan D. Lipsky, President